Exhibit 99.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q/A for the period ended September 30, 2002 (the “Report”) by Xybernaut Corporation, a Delaware corporation (the “Registrant”), each of the undersigned, to his knowledge, hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

XYBERNAUT CORPORATION

/s/ EDWARD G. NEWMAN

By: Edward G. Newman President, Chief Executive Officer and Chairman of the Board of Directors

/s/ THOMAS D. DAVIS

By: Thomas D. Davis Senior Vice President and Chief Financial Officer